UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☐	Definitive Information Statement

iDcentrix, Inc.
(Name of the Registrant as Specified in its Charter)

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IDCENTRIX, INC.
LongSheng Village, Tangshan Town, Zhengan District
Dandong City, Liaoning,
People’s Republic of China

INFORMATION STATEMENT

__________ , 2010

GENERAL

This Information Statement is first being mailed on or about _______, 2010 to the holders of record of the outstanding common stock, $0.00001 par value per share (the “Common Stock”) of iDcentrix, Inc., a Nevada corporation (the “Company”), as of the close of business on _________, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated July 16, 2010 (the “Written Consent”), of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock  of the Company, as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to iDcentrix, Inc.

The Written Consent authorized an amendment to our Articles of Incorporation (the “Amendment”) to change our name to “North China Horticulture, Inc.”
  A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.  We will pay the cost of preparing, printing and distributing this Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Guang Zhao
Guang Zhao
Chief Executive Officer

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 50,000,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On July 16, 2010, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our stockholders approve the Amendment substantially as set forth in Appendix A.

Our Board of Directors has determined that the change of our name to “North China Horticulture, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on July 16, 2010.

On July 16, 2010, China Blueberry Holdings Limited, being the record holder of 28,954,026 shares of our Common Stock, constituting 57.9% of our issued and outstanding Common Stock, the sole class of our voting securities, consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority stockholder were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 100,000,000 shares of Common Stock, par value $0.00001 per share.  Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters.  Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  Shareholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments.  In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.  In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

 As the close of business on the Record Date, we had a total of 50,000,000 shares of Common Stock outstanding.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation state that the name of the Company is “iDcentrix, Inc.”  On July 16, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to “North China Horticulture, Inc.”  Our majority shareholder China Blueberry Holdings Limited approved the Amendment pursuant to a Written Consent dated as of July 16, 2010. The substantive text of the proposed Amendment is attached hereto as Appendix A.

The Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The change of our name to “North China Horticulture, Inc.” is in the best interests of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on July 16, 2010.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of July 16, 2010 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, LongSheng Village, Tangshan Town, Zhengan District, Dandong City, Liaoning, People’s Republic of China.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of July 16, 2010 based upon 50,000,000 shares of common stock outstanding.

Name and Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership		Percent Common Stock

Guang Zhao	Chief Executive Officer, Chief Financial Officer and Chairman nominee	28,954,026	(1)	57.9%

Tsoi Tik Man Rm 1903, 19/F, Hing Yip COMM Centre, No. 272 Des Voeux Rd, Central, Hong Kong	Director and former President	2,575,302	(2)	5.2%

Joseph Meuse 360 Main Street PO Box 393 Washington, Virginia 22747	Former President	2,385,093	(3)	4.8%

Francine Dubois	Former Chief Executive Officer	0		0%

All officers and directors as a group (4 persons named above)		33,914,421		67.8%

China Blueberry Holdings Limited Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town Tortola, British Virgin Islands		28,954,026	(1)	57.9%

Advanced Dragon Investments Limited Quastisky Building, P.O. Box 4389 Road Town, Tortola British Virgin Islands		9,984,147		20.0%

Glory Come Holdings Limited Room 801-802, Lee Kar Building 4 Carnarvon Road, Tsimshatsui Kowloon, Hong Kong		4,992,073		10.0%

* Less than 1%
- N/A

(1)           Mr. Guang Zhao is the indirect owner of 28,954,026 shares of the Company’s Common Stock by reason of his control of China Blueberry Holdings Limited, a company in which he owns all of its outstanding capital stock.

(2)           2,446,116 of such shares are owned by Diamond Award Limited, a company owned and controlled by Mr. Tsoi.

(3)           Immediately following the closing of the reverse acquisition of Honour Bond, Mr. Meuse, a former shareholder of Honour Bond, cancelled 110,944 of the shares issued to him in connection with the transaction.

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

CHANGE OF CONTROL

On October 23, 2009, iDcentrix entered into a stock purchase agreement (the “Belmont Stock Purchase Agreement”) with Belmont Partners, LLC (“Belmont”), whereby Belmont purchased a controlling interest of 36,688,800 shares of the Company’s Common Stock from the Company for net proceeds after offering costs of approximately $86,272.  Pursuant to the Belmont Stock Purchase Agreement, Joseph Meuse, a managing member of Belmont, was appointed as a member of the Company’s Board of Directors and to the offices of President and Secretary and all other Directors and officers of the Company resigned.  The closing of the sale of the Common Stock under the Belmont Stock Purchase Agreement, and the appointment of Mr. Meuse as President and Secretary of the Company, resulted in a change in control of the Company in which Belmont gained control of the Company.  Joseph Meuse currently owns 2,385,093 shares, or 4.8%, of the Company’s Common Stock.

On April 5, 2010, the Company entered into a Common Stock Purchase Agreement (the “Tsoi Stock Purchase Agreement”) by and among Mr. Tsoi Tik Man, Belmont and the Company.  Pursuant to the terms of the Tsoi Stock Purchase Agreement, on April 5, 2010 (the “Closing Date”), Mr. Tsoi acquired from Belmont 36,688,800 shares (the “Purchased Stock”), or approximately 53.8%, of the issued and outstanding Common Stock of the Company.  In consideration for the sale of the Purchased Stock, Mr. Tsoi paid Belmont $300,000 and the Company agreed to issue to Belmont shares of its Common Stock (the “Issued Stock”) such that the Belmont would own 10% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with a then unidentified target corporation contemplated by the Tsoi Stock Purchase Agreement.

Further and in connection with the closing of the sale of the Purchased Stock, on April 5, 2010, Joseph Meuse, our former President, Secretary and Director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that became effective on April 24, 2010, the tenth day following the mailing by us of a Schedule 14f-1.  In addition, our board of directors on April 5, 2010 appointed Tsoi Tik Man as President and Secretary of the Company and to fill the vacancy created by the resignation of Mr. Meuse as a director, which appointment as a director became effective upon the effectiveness of the resignation of Mr. Meuse as a director on April 24, 2010.  Mr. Meuse is a managing member of Belmont.  The closing of the sale of the Purchased Stock, and the appointment of Mr. Tsoi as President and Secretary of the Company on the Closing Date, resulted in a change in control of the Company in which Mr. Tsoi gained control of the Company.  Mr. Tsoi currently beneficially owns 2,575,302 shares, or 5.2%, of the Company’s Common Stock.

On July 16, 2010, we completed a reverse acquisition transaction through a share exchange with Honour Bond Limited, a Hong Kong company (“Honour Bond”), and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Honour Bond in exchange for 49,870,814 shares of our Common Stock which constituted 99.7% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Honour Bond became our wholly-owned subsidiary and the former shareholders of Honour Bond became our controlling stockholders.

Immediately prior to the Share Exchange, the Common Stock of Honour Bond was owned by the following persons in the indicated percentages: China Blueberry Holdings Limited (58.1%); Advanced Dragon Investments Limited (20.0%); Glory Come Holdings Limited (10.0%); Diwen Wu (2.0%); Diamond Award Limited (4.9%); and Joseph J. Meuse (5.0%).  Guang Zhao, our Chief Executive Officer, Chief Financial Officer and Chairman nominee, owns 100% of the capital stock of China Blueberry Holdings Limited.  Diamond Award Limited is owned and controlled by Tsoi Tik Man, our current director and former controlling shareholder and sole officer.

As a result of his control of China Blueberry Holdings Limited, Guang Zhao, our Chief Executive Officer, Chief Financial Officer and Chairman nominee, may be considered the beneficial owner of 28,954,026 shares, or 57.9% of the Common Stock and voting power of the Company.

Upon the closing of the share exchange, Tsoi Tik Man, our former President, Secretary and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on July 16, 2010, appointed Guang Zhao to fill the director vacancy created by such resignation, which appointment will become effective upon the effectiveness of the resignation of Tsoi Tik Man on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, on July 16, 2010, our board of directors appointed Guang Zhao to serve as the Company’s Chief Executive Officer and Chief Financial Officer effective upon the closing of the share exchange.  The closing of the share exchange, and the appointment of Mr. Zhao as Chief Executive Officer and Chief Financial Officer of the Company on the closing date, resulted in a change in control of the Company in which Mr. Zhao gained control of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

APPENDIX A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.           Name of corporation:

iDcentrix, Inc.

2.           The articles have been amended as follows: (provide article numbers, if available)

Article 1. of the corporation’s Articles of Incorporation is amended to read in its entirety as follows:

“1.  Name of Corporation:  North China Horticulture, Inc.”

3.            The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:   57.9%

4.	Effective Date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

Signature of Officer